Exhibit 99

September 16, 2019

JEFFERIES FINANCIAL GROUP ANNOUNCES SPECIAL DIVIDEND

OF SPECTRUM BRANDS COMMON STOCK

New York, New York, September 16, 2019 — Jefferies Financial Group Inc. (NYSE: JEF or Jefferies), which currently owns 7,514,477 shares, or approximately 15.4%, of the common stock of Spectrum Brands Holdings, Inc. (NYSE: SPB or Spectrum Brands), announced today that its Board of Directors has approved a distribution to stockholders of Jefferies of these Spectrum Brands shares. Jefferies will distribute the 7,514,477 Spectrum Brands shares through a special pro rata dividend (the “Distribution”) effective on October 11, 2019 (the “Distribution Date”) to Jefferies’ stockholders of record as of the close of business on September 30, 2019 (the “Record Date”). Stockholders of Jefferies will receive approximately 0.025 of a share of Spectrum Brands common stock for each share of Jefferies common stock held as of the Record Date. Based on closing market prices on September 13, 2019, the dividend reflects a distribution of approximately $1.50, or 7.4%, per Jefferies share.

Rich Handler and Brian Friedman, CEO and President, respectively, of Jefferies, said “The Distribution is consistent with our goal of maximizing long-term value for our shareholders. We continue to focus on growing our financial services businesses, simplifying our structure and returning excess capital to our shareholders in whatever form is appropriate. Including the Distribution, Jefferies has returned approximately $2.2 billion to its shareholders over the past 17 months through share repurchases and dividends.”

“We worked closely with Harbinger Group Inc. (“HRG”) to simplify HRG and then merge with Spectrum Brands to maximize value for all stakeholders. We feel the Distribution allows Jefferies’ shareholders to realize the benefit of this investment in the most efficient and effective manner. We wish Spectrum Brands much success going forward.”

The Spectrum Brands shares to be distributed will be delivered in book-entry form, subject to certain exceptions, at the effective time of the Distribution, and Jefferies’ stockholders who hold their shares through brokers or other nominees will have their Spectrum Brands common shares credited to their accounts by their brokers or other nominees. No fractional shares will be distributed, and stockholders will receive cash in lieu thereof. The Distribution will be taxable for Jefferies’ stockholders.

In connection with the Distribution, Jefferies will send information detailing the Distribution to its stockholders of record on the Record Date. Jefferies will post the information on its Investor Relations website at http://ir.jefferies.com/notices-disclosures/Index?KeyGenPage=1073753799. No vote or action is required by Jefferies’ stockholders in order to receive the distribution of shares of Spectrum Brands common stock in the Distribution.

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This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about our future and statements that are not historical facts. These forward-looking statements are usually preceded by the words “should,” “expect,” “intend,” “continued,” “may,” “will,” or similar expressions. Forward-looking statements may contain expectations regarding revenues, earnings, operations, and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements also include statements pertaining to our strategies for future development of our businesses and products. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in reports we file with the SEC. You should read and interpret any forward-looking statement together with reports we file with the SEC. Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).

About Jefferies Financial Group Inc.

Jefferies Financial Group Inc. is a diversified financial services company engaged in investment banking and capital markets, asset management and direct investing. Jefferies Group LLC, our largest subsidiary, is the largest independent full-service global investment banking firm headquartered in the U.S.

Contact: Teri Gendron (212) 460-1932